UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 5, 2006

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On December 5, 2006, ZAP (the “Company”) entered in to a Securities Purchase Agreement as part of the transaction described in further detail below under Item 2.03. To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01. The Securities Purchase Agreement is attached to this filing as Exhibit 99.1.

Section 2. Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 5, 2006, the Company held the first closing under a Securities Purchase Agreement (the “Agreement”), pursuant to which it agreed to sell $1.5 million aggregate principal amount of convertible notes due November 2008, with an interest rate of 8.0% per annum, payable quarterly (the “Notes”) to certain institutional accredited investors in a private placement. The notes will be convertible into shares of the Company’s common stock at an original conversion price of $1.00 per share.

The institutional accredited investors will also receive warrants, which will entitle each investor to purchase a number of shares of common stock equal to thirty percent of the number of shares of common stock that would be issuable upon conversion of the Note purchased by such Investor at the Closing. The warrants will have an original strike price of $1.10.

The conversion price and warrant strike price are subject to adjustments should the Company sell more shares of common stock for capital raising activities in the period beginning on the execution date and ending on the later of (1) the earlier of (x) the two year anniversary and (y) the effectiveness of the registration statement and (2) the six month anniversary of the execution date.

The Company may pay down both interest and principal with common stock, if certain equity conditions are met, which include, among other things, the effectiveness of the registration statement. If the Company chooses to pay interest with common stock, a 5% discount to market will apply. If the Company chooses to pay principal with common stock, it will be based on the lower of a 10% discount to the lowest daily Volume Weighted Average Price for any trading day among the immediately preceding ten consecutive trading days and the conversion price in effect on such Principal Payment Date.

The Company will be required to make monthly principal payments, beginning on June 1, 2007, in twelve equal installments; however, the Company will not be obligated to issue its stock in payment of such principal at a price below the lower of $0.75 or the adjusted conversion price in effect. The investors may, however, choose to receive the Company’s stock at (but not below) the lower of $0.75 or the adjusted conversion price in effect.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, Convertible Note, Warrant and Registration Rights Agreement, which are all filed as exhibits to this report and are incorporated herein by reference.

The Notes and warrants were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering and the exemption provided by Rule 506 of Regulation D thereunder.

Section 3  Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 3.02. The Form of Convertible Note and Form of Warrant are attached to this filing as Exhibit 99.2 and Exhibit 99.3.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Company's securities.  This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Section 9  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Securities Purchase Agreement
99.2	Form of Convertible Note
99.3	Form of Warrant
99.4	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: December 11, 2006	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

ZAP
EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Securities Purchase Agreement
99.2	Form of Convertible Note
99.3	Form of Warrant
99.4	Registration Rights Agreement